Exhibit 1.2

7,500,000

HERCULES OFFSHORE, INC.

COMMON STOCK

FIRST AMENDMENT TO UNDERWRITING AGREEMENT

November 29, 2006

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Several Underwriters,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

Reference is made to that certain Underwriting Agreement, dated November 13, 2006 (the “Underwriting Agreement”), by and among the stockholders listed in Schedule A thereto (the “Selling Stockholders”), Hercules Offshore, Inc., a Delaware corporation (the “Company”), and you, as representative of the several underwriters named in Schedule B thereto (the “Underwriters”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters an aggregate of 7,500,000 outstanding shares of common stock, par value $0.01 per share, of the Company (the “Securities”) and granted to the Underwriters an option to purchase an aggregate of not more than 1,125,000 additional outstanding shares of the Securities (such 1,125,000 additional shares being hereinafter referred to as the “Optional Securities”). The Selling Stockholders, the Company and the Underwriters wish to amend the Underwriting Agreement as set forth herein (this “Amendment”). Capitalized terms used and not defined in this Amendment shall have the respective meanings ascribed to them in the Underwriting Agreement.

The parties to this Amendment hereby agree that the second sentence of the third paragraph of Section 3 of the Underwriting Agreement shall be deleted in its entirety and replaced with the following:

“Each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction (i) the numerator of which is the number of Optional Securities set forth opposite the names of such Selling Stockholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and (ii) the denominator of which is the total number of Optional Securities so set forth opposite the names of all Selling Stockholders, in each case with respect to clauses (i) and (ii) less such number of Optional Securities previously sold by such Selling Stockholder (subject to adjustment by the Representative to eliminate fractional shares); provided that, if the number of Optional Securities to be sold on the first Optional Closing Date (as defined below) shall equal 125,000 Optional Securities, each of Greenhill Capital Partners, L.P., Greenhill Capital, L.P., Greenhill Capital Partners (Executives), L.P. and Greenhill Capital Partners (Cayman), L.P. agrees, severally and not jointly, to sell to the Underwriters 77,349 Optional Securities, 24,691 Optional Securities, 11,908 Optional Securities and 11,052 Optional Securities, respectively.”

Except as expressly modified by this Amendment, the Underwriting Agreement is unmodified and this Amendment shall not impair the full force and effect of the Underwriting Agreement.

[Signature Pages to Follow]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HERCULES OFFSHORE, INC.

By:	/s/ Steven A. Manz
Steven A. Manz
Chief Financial Officer

The Selling Stockholders, acting severally

GREENHILL CAPITAL PARTNERS, L.P.
GREENHILL CAPITAL PARTNERS
(CAYMAN), L.P.
GREENHILL CAPITAL PARTNERS
(EXECUTIVES), L.P.
GREENHILL CAPITAL, L.P.

By:	GCP Managing Partner, L.P., as Managing General Partner of each of the foregoing Partnerships

	By:	Greenhill Capital Partners, LLC, Its General Partner

		By:	/s/ R.H. Niehaus
		Name:	R.H. Niehaus
Title:

LR-HERCULES HOLDINGS, L.P.

By:	LR2 GP, LP,
Its General Partner

	By:	LR2 GP, LLC,
its General Partner

		By:	/s/ Mark A. McCall
		Name:	Mark A. McCall
		Title:	CFO

Signature Page to First Amendment to Underwriting Agreement

The foregoing First Amendment to the Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

Acting on behalf of itself and as the Representative of the several Underwriters.

By CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Scott Karro
Scott Karro
Director

Signature Page to First Amendment to Underwriting Agreement